Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16939) pertaining to the 1994 Incentive Plan of Clean Diesel Technologies, Inc., of our report dated January 24, 2003 with respect to the financial statements of Clean Diesel Technologies Inc., and included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/  ERNST  &  YOUNG  LLP

Stamford,  Connecticut
March  24,  2003